             ALLOCATION OF LIABILITIES AND INDEMNIFICATION AGREEMENT


     This Allocation of Liabilities and Indemnification Agreement (the "Agreement") is entered into as of February 14, 1997 between FHP International Corporation, a Delaware corporation ("FHP"), Talbert Medical Management Corporation, a Delaware corporation ("TMMC"), Talbert Health Services Corporation, a Delaware corporation ("THSC"), and Talbert Medical Management Holdings Corporation, a Delaware corporation ("Holdings").


                                    RECITALS

          WHEREAS, TMMC and THSC were organized as wholly-owned subsidiaries of FHP and succeeded to certain portions of FHP's former staff model operations as of January 1, 1996, since which date TMMC and THSC have maintained their own balance sheets, which have been consolidated with FHP's balance sheet for purposes of reporting FHP's consolidated financial condition.

          WHEREAS, in connection with FHP's merger (the "FHP Merger") with PacifiCare Health Systems, Inc. ("PacifiCare"), Holdings intends to acquire FHP's shares of the common stock of TMMC and THSC (the "Acquisition") in exchange for subscription rights to purchase shares of Holdings' common stock ("Rights"), which Rights are to be distributed to FHP's stockholders as a portion of the consideration in the FHP Merger (the "Offering").

          WHEREAS, in light of the Acquisition and the Offering, TMMC, THSC and Holdings (collectively, "Talbert") and FHP have agreed that it is appropriate and desirable to set forth herein the principles of their relationship and responsibilities after the Acquisition and the Offering regarding the allocation of liabilities between them and their indemnification obligations with respect to those liabilities.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the premises and mutual covenants of the parties contained herein, the parties hereby agree as follows:

                             ARTICLE 1.  DEFINITIONS

          SECTION 1.1 DEFINITIONS. In addition to the terms defined in the text hereof, for the purpose of this Agreement, the following terms will have the following meanings:

          "Affiliate" will have the meaning provided under Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.


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

          "Claim" means (a) a suit, proceeding or investigation by or before any court or governmental or regulatory agency or body, or a written demand for payment of a Liability or cause of action asserted against FHP, Talbert or both by a person or entity other than Talbert or FHP (a "Claimant"); or (b) a written demand or assertion by or on behalf of a Claimant that a cause of action giving rise to a Liability exists against Talbert or FHP.

          "Expiration Date" means the date on which the Rights expire.

          "FHP" means FHP International Corporation, its parent and all of their respective subsidiaries after the Acquisition.

          "FHP Balance Sheet" means the consolidated balance sheet of the FHP Group, including the consolidating balance sheets of each subsidiary of FHP and all asset and liability work schedules underlying such balance sheets.

          "FHP Business" means any business conducted by FHP after the Expiration Date.

          "FHP Group" means FHP International Corporation, and all of its existing and former subsidiaries (including Talbert) and Affiliates, immediately prior to the Acquisition.

          "Indemnified Loss" means a cost or loss for which an Indemnitee receives or is entitled to receive a payment from an Indemnifying Party.

          "Indemnifying Party" means a party indemnifying another party pursuant to Article 3, or a party against whom such indemnification is sought pursuant to those provisions of this Agreement.

          "Indemnitee" means a party or other person or entity entitled to be indemnified pursuant to Article 3.

          "Liability or Liabilities" means losses, debts, liabilities, damages, obligations, claims, demands, judgments or settlements of any nature or kind, including all costs and expenses (legal, accounting or otherwise) associated therewith, but excluding "Taxes" as such term is defined in the Tax Allocation Agreement of even date herewith between FHP and Talbert.

          "Offering Balance Sheet Date" means [June 30, 1996].

          "Rights Offering" means the offering of rights to purchase the Common Stock of Holdings in connection with the FHP Merger.

          "Rights Offering Costs" means all legal, accounting, printing and filing fees incurred by Talbert and FHP in connection with the Rights Offering.


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

          "Talbert" means TMMC, THSC, Holdings, and all of their respective subsidiaries after the Acquisition.

          "Talbert Balance Sheet" means the consolidated balance sheet of TMMC, THSC and Holdings, including the consolidating balance sheets of each subsidiary of TMMC and THSC and all asset and liability work schedules underlying such balance sheets.

          "Talbert Business" means any business conducted by TMMC, THSC, Holdings or their predecessors at any time.

          "Talbert Medical Malpractice Liabilities" means any Liabilities for medical malpractice, clinic professional liability, or errors and omissions that result from a Claim arising out of the Talbert Business prior to February 15, 1996.

          "Tax Allocation Agreement" means the Tax Allocation Agreement of even date herewith between the parties.

          "Talbert Pre-1996 Liabilities" means Liabilities other than Talbert Medical Malpractice Liabilities that are not disclosed or for which no reserves have been established on the FHP Balance Sheet as of June 30, 1996, and result from a Claim arising out of the Talbert Business and based on events occurring after January 1, 1994 and prior to the Expiration Date.

              ARTICLE 2.  ASSUMPTION AND ALLOCATION OF LIABILITIES

          SECTION 2.1 FHP LIABILITIES. On and after the Expiration Date, FHP will assume, the following Liabilities (the "FHP Liabilities"):

               (a) Liabilities (including any Liabilities for which reserves have been established) reflected on the FHP Balance Sheet as of the Expiration Date (excluding any Talbert Liabilities), regardless of the adequacy of the amount set forth thereon;

               (b) Liabilities that result from a Claim arising out of the business of the FHP Group based on events occurring prior to January 1, 1996 (excluding any Talbert Pre-1996 Liabilities);

               (c) Liabilities that arise out of the FHP Business or any other activity undertaken by, or any failure to act by, FHP after the Expiration Date;

               (d)  Liabilities for Rights Offering Costs; and

               (e)  Talbert Medical Malpractice Liabilities.


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

          SECTION 2.2 TALBERT LIABILITIES. On and after the Expiration Date, Talbert will assume, the following Liabilities (the "Talbert Liabilities"):

               (a) Liabilities reflected on the Talbert Balance Sheet as of the Expiration Date, regardless of the adequacy of the amount set forth thereon;

               (b) Liabilities that are disclosed, or for which reserves have been established, on the FHP Balance Sheet as of June 30, 1996, and result from a Claim arising out of the Talbert Business and based on events occurring after January 1, 1996 and prior to the Expiration Date;

               (c) the Talbert Pre-1996 Liabilities, except to the extent of any reserves established by FHP between June 30, 1996 and the Offering Balance Sheet Date with respect to Talbert Pre-1996 Liabilities; and

               (d) Liabilities that arise out of the Talbert Business or any other activity undertaken by, or any failure to act by, Talbert after the Expiration Date.

                          ARTICLE 3.  INDEMNIFICATION

          SECTION 3.1 BY FHP. FHP will indemnify and hold harmless Talbert, its subsidiaries and Affiliates, and each officer, director, employee and agent thereof, from and against any and all FHP Liabilities.

          SECTION 3.2 BY TALBERT. Talbert will indemnify and hold harmless FHP, its subsidiaries and Affiliates, and each officer, director, employee and agent thereof, from and against any and all Talbert Liabilities.

          SECTION 3.3 PAYMENT TERMS. All requests for payments to be made pursuant to this Article 3 will be made by the party seeking indemnification pursuant to a "Claims Notice." A Claims Notice will set forth, in reasonable detail (a) the nature of the Liability, (b) the name of the Claimant, (c) the amount of damages or other demand being sought and (d) the basis for the indemnification obligation. Within thirty (30) calendar days of receipt of a Claims Notice, the party from whom indemnification is being sought shall either
(i) make the payment as requested in the Claims Notice or (ii) notify the party seeking indemnification in writing that such party disputes all or part of the amounts being sought (a "Dispute Notice"). The Dispute Notice shall set forth, in detail, the basis for such dispute. The parties shall in good faith, attempt to resolve in a diligent manner the matter set forth in the Dispute Notice.

          SECTION 3.4 TAXES. Any Indemnified Loss will be calculated net of any tax benefits (net of any tax detriments) realized or realizable by the Indemnified Party based on the present value thereof in respect of the Indemnified Loss.


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

          SECTION 3.5 INSURANCE. The indemnification provisions of this Agreement are not to be construed to be insurance coverage and do not amend or affect in any manner any insurance policies purchased by the FHP Group prior to the Expiration Date. Each party will use commercially reasonable efforts to collect on insurance as to which it is the insured party, without regard to whether it is the Indemnitee or the Indemnifying Party hereunder. If either party receives insurance proceeds from an unrelated insurance company after a payment has been made between the parties for an Indemnified Loss, it will promptly remit to the other a portion of such proceeds equal to the other party's proportion of the Indemnified Loss (but net of the other party's pro rata portion of any resulting premium increase). In the event that the Indemnitee collects on or otherwise receives proceeds from insurance and such insurance is used to satisfy the indemnification obligations of the Indemnifying Party, the Indemnifying Party shall pay to the Indemnitee any deductible amount and other fees, costs and expenses (including any expenses incurred in connection with enforcing the Indemnitee's right to collect on insurance).

          SECTION 3.6 EFFECT OF OTHER REDUCTIONS OF INDEMNIFIED LOSS. If the amount of any Indemnified Loss will at any time subsequent to indemnification pursuant to this Agreement be reduced by recovery, settlement or otherwise, the Indemnifying Party's share of such reduction, less any expenses reasonably incurred in connection therewith, will promptly be repaid by the Indemnitee to the Indemnifying Party.

          SECTION 3.7 WAIVER OF SUBROGATION. Each party hereby waives any right of subrogation it may have with respect to any Indemnified Loss.

                         ARTICLE 4.  CONTROL OF CLAIMS

          SECTION 4.1 FHP LIABILITIES. Subject to the restrictions and provisions in this Article 4, FHP will have full control over any action taken with respect to all Claims subject to assumption and allocation under Section 2.1.

          SECTION 4.2 TALBERT LIABILITIES. Subject to the restrictions and provisions in this Article 4, Talbert will have full control over any action taken with respect to all Claims subject to assumption and allocation under
Section 2.2.

          SECTION 4.3 LEGAL ACTION. If either party is served with any judicial or administrative process concerning any Claim the defense of which such party believes should be conducted by the other party, such party will:
(a) take all steps necessary or appropriate to preserve both parties' legal rights and remedies; (b) notify the other party of the pendency of the action; and (c) request that the other party assume conduct of the defense and that the other party use its reasonable best efforts to have itself substituted as a party to the action. Acceptance of control will not act as an admission of liability. Unless and until the parties agree to a transfer of control of a particular action, the party originally notified or served will have full control over, and responsibility for, the conduct of the proceedings, and will be solely liable for any default. If both parties are served with judicial or administrative process concerning any Claim covered by this Agreement, each party will use its reasonable best efforts to reach agreement with the other as to which party should control the conduct of the proceedings. Pending such agreement, each party will have full control over, and responsibility for, preserving its legal rights and remedies, and will be solely responsible for any default entered against it.

          SECTION 4.4 OTHER ACTIONS. If either party receives from a Claimant any demand, not related to judicial or administrative action, for payment against which such party believes it is entitled to be indemnified pursuant to this Agreement, the Indemnitee will promptly forward such demand to the Indemnifying Party with a request that the Indemnifying Party assume control of the Claim and acknowledge its obligation to indemnify the Indemnitee with respect to such Claim. The Indemnifying Party will respond to such a request from the Indemnitee within 30 days. If the parties cannot agree as to which party should control the Claim, the party upon whom the demand was made may settle the Claim and resolve any dispute over indemnification under the provisions of Section 3.3.

          SECTION 4.5 CONSULTATION AND COOPERATION. FHP and Talbert agree to cooperate with each other in good faith in connection with all Claims in order to minimize the Liability resulting from Claims asserted against either party and the adverse effects on the businesses of both parties.

                      ARTICLE 5.  MISCELLANEOUS PROVISIONS

          SECTION 5.1 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of California, disregarding conflict of law provisions.

          SECTION 5.2 NOTICES. Unless specifically provided otherwise in this Agreement, all notices or other communications under this Agreement will be in writing and will be deemed to be duly given when delivered in person, sent by facsimile, deposited in the United States mail, postage prepaid and sent certified mail, return receipt requested or deposited in private express mail, postage prepaid, addressed as follows:

          If to FHP to:

                    FHP INTERNATIONAL CORPORATION
                    3120 Lake Center Drive
                    Santa Ana, CA  92704
                    Attn:  Secretary
                    Facsimile:  (714) 825-5710


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

                    With copies to:

                    KONOWIECKI & RANK
                    First Interstate World Center
                    633 W. 5th Street
                    Los Angeles, CA  90071-2007
                    Attn:  Joseph Konowiecki
                    Facsimile:  (213) 229-0992


          If to TMMC, THSC or Holdings:

                    TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION 3540 Howard Way
                    Costa Mesa, CA  92626-1417
                    Attn:  President
                    Facsimile:  (714) 436-4860

                    With copies to:

                    O'MELVENY & MYERS LLP
                    400 South Hope Street
                    Los Angeles, CA  90071
                    Attn:  C. James Levin, Esq.
                    Facsimile:  (213) 669-6407

Any party may, by written notice to the other parties, change the address to which such notices are to be given.

          SECTION 5.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties regarding its subject matter. It supersedes all prior written or contemporaneous oral agreements related thereto.

          SECTION 5.4 SEVERABILITY. The parties agree that each provision to this Agreement will be construed independent of any other provision of this Agreement. The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions hereof. This Agreement will be construed in all respects as if such invalid or unenforceable provision were omitted.

          SECTION 5.5 AMENDMENT AND MODIFICATIONS. No amendment or other modification to this Agreement will be binding upon any party unless executed in writing by all of the parties hereto.


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

          SECTION 5.6 WAIVER. No waiver by any party of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

          SECTION 5.7 CAPTIONS. All captions in this Agreement are intended solely for the convenience of the parties, and none will be deemed to affect the meaning and construction of any provision hereof.

          SECTION 5.8 CUMULATIVE REMEDIES. No right or remedy conferred upon or reserved to any of the parties under the terms of this Agreement is intended to be, nor will it be deemed, exclusive of any other right or remedy provided herein or by law or equity, but each will be cumulative of every other right or remedy.

          SECTION 5.9 BINDING EFFECT OF AGREEMENT. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto, their respective Affiliates, successors and assigns.

          SECTION 5.10 NO THIRD PARTY BENEFICIARY. Nothing in this Agreement, express or implied, will confer on any person other than the parties any rights or remedies under or by virtue of this Agreement.

          SECTION 5.11 EFFECTIVENESS. If FHP holds in excess of 50% of the outstanding shares of Holdings' common stock upon completion of the Offering, this Agreement will be null and void.



                  [Remainder of page intentionally left blank]


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          IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed and delivered this Agreement on the date first written above.


                              FHP INTERNATIONAL CORPORATION


                              By:  /s/ Westcott W. Price III
                                   ----------------------------
                                   Westcott W. Price III
                                   Westcott W. Price III
                                   President and Chief Executive Officer



                              TALBERT MEDICAL MANAGEMENT CORPORATION


                              By:  /s/ Jack D. Massimino
                                   ----------------------------
                                   Jack D. Massimino
                                   President and Chief Executive Officer



                              TALBERT HEALTH SERVICES CORPORATION



                              By:  /s/ Jack D. Massimino
                                   ----------------------------
                                   Jack D. Massimino
                                   President and Chief Executive Officer



                              TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION



                              By:  /s/ Jack D. Massimino
                                   ----------------------------
                                   Jack D. Massimino
                                   President and Chief Executive Officer


                                       S-1